UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 13, 2019

BJ’S WHOLESALE CLUB HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38559	45-2936287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Research Drive, Westborough, MA		01581
(Address of principal executive offices)		(Zip Code)

(774) 512-7400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	BJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2019, BJ’s Wholesale Club Holdings, Inc. (the “Company”) appointed Lee Delaney, Executive Vice President, Chief Commercial Officer of BJ’s Wholesale Club, Inc., as the Company’s President. In connection with this appointment, Christopher J. Baldwin, the Company’s Chief Executive Officer and Chairman of the Board of Directors, relinquished his title as President. Mr. Delaney will continue to report to Mr. Baldwin.

Mr. Delaney, age 47, has served as Executive Vice President, Chief Commercial Officer of BJ’s Wholesale Club, Inc. since 2018 and is responsible for the Company’s merchandising, marketing and supply chain organization, and BJ’s services businesses, including travel, optical and home improvement. Mr. Delaney joined BJ’s in 2016 as Executive Vice President, Chief Growth Officer. Prior to joining BJ’s, he was a partner in the Boston office of Bain & Company, a management consultancy company, from 1996 to 2016. While at Bain & Company, Mr. Delaney advised clients on corporate strategy, created new market entry plans, supported client acquisitions and advised on efficiency programs. He has extensive experience with direct consumer and retail marketing. Before joining Bain & Company, he led consulting engagements for Electronic Data Systems and Deloitte Consulting. Mr. Delaney attended business school at Carnegie Mellon University, earning an MBA with top honors. He is also a graduate of the University of Massachusetts where he received a B.S. with a double major in computer science and mathematics. Mr. Delaney is also a member of the board of directors of PDC Brands Inc.

In connection with Mr. Delaney’s promotion as the Company’s President, his compensation was increased as follows: (i) effective September 1, 2019, his annual base salary was increased from $800,000 to $900,000; (ii) effective September 1, 2019, his target annual incentive bonus was increased from 100% to 125% of his base salary; and (iii) beginning with the Company’s annual long-term equity incentive awards granted in fiscal 2020 under the Company’s 2018 Incentive Award Plan, Mr. Delaney will be entitled to receive a long-term equity incentive award in the amount of $4,000,000, an increase from $3,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2019

BJ’S WHOLESALE CLUB HOLDINGS, INC.

By:	/s/ Graham N. Luce
Name:	Graham N. Luce
Title:	Senior Vice President, Secretary